Exhibit 32.1
Certification
Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Quarterly Report on Form 10-Q of Advanced Emissions Solutions, Inc. (the “Company”) for the quarterly period ended June 30, 2019, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), L. Heath Sampson, as the Principal Executive Officer of the Company, and Greg P. Marken, as the Principal Financial Officer of the Company, each hereby certifies, pursuant to and solely for the purpose of 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge and belief, that:
(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ L. Heath Sampson
L. Heath Sampson
Chief Executive Officer

August 5, 2019

/s/ Greg P. Marken
Greg P. Marken
Chief Financial Officer

August 5, 2019